UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2025

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

15 E. Putnam Ave, Suite 378 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(800) 742 3095

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Inducement Agreement

On March 16, 2025, Stardust Power Inc. (the “Company”) entered into a letter agreement (the “Inducement Letter”) with a holder (the “Exercising Holder”) for the immediate exercise of certain outstanding common stock purchase warrants that were issued on January 27, 2025, to purchase up to 4,792,000 shares of the Company’s common stock (the “Existing Warrants”) at a reduced exercise price of $0.62 per share (the “Adjusted Exercise Price”). The Existing Warrants would have expired in 2030 and would have been exercisable at a price of $1.30 per share of common stock.

Pursuant to the Inducement Letter, the Exercising Holder agreed to exercise, for cash, the Existing Warrants to purchase an aggregate of 4,792,000 shares of common stock at the Adjusted Exercise Price in exchange for the Company’s agreement to issue to the Exercising Holder a new common stock purchase warrant, to purchase up to 9,584,000 shares of common stock (the “Inducement Warrants,” and the shares issuable upon exercise of the Inducement Warrants, the “Inducement Warrant Shares”).

The offer and resale of the shares of common stock underlying the Existing Warrants (the “Existing Warrant Shares”) have been registered pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-284298) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to the Inducement Letter, will be effective for the issuance or sale, as the case may be, of the Existing Warrant Shares.

The Inducement Warrants and the Inducement Warrant Shares will be issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The transactions contemplated by the Inducement Letter are expected to close on March 18, 2025 (the “Closing Date”). The Company expects to receive aggregate gross proceeds of approximately $3 million on the Closing Date from the exercise of the Existing Warrants by the Exercising Holder. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Company agreed in the Inducement Letter to file a registration statement with the Securities and Exchange Commission (the “SEC”) providing for the resale of the Inducement Warrant Shares on or before the forty-fifth (45th) day following the entry into the warrant inducement transaction, and to use commercially reasonable efforts to have such registration statement declared effective by the SEC within ninety (90) calendar days after the Closing Date (or one hundred twenty (120) days following the Closing Date in the event there is a “full review” of the resale registration statement by the SEC). Pursuant to the Inducement Letter, the Company shall keep such registration statement effective at all times until no holder of the Inducement Warrants owns any Inducement Warrants or Inducement Warrant Shares.

The Inducement Letter provides that the Company, subject to certain limited exceptions, shall not issue, enter into any agreement to issue, or announce the issuance of any shares of common stock or any other securities convertible into, or exercisable or exchangeable for, common stock, or file any registration statements for forty-five (45) days following the Closing Date. The Inducement Letter also provides that the Company, subject to certain limited exceptions, shall not effect or enter into an agreement to effect any issuance of common stock or any other securities convertible into, or exercisable or exchangeable for, common stock involving a variable rate transaction for four (4) months following the Closing Date.

Terms of the Inducement Warrants

The Inducement Warrants, are expected to be issued on the Closing Date, are exercisable upon receipt of approval of the Company’s stockholders in accordance with the applicable rules and regulations of The Nasdaq Global Market, and may be exercised for five years from the initial exercisability date at an exercise price of $0.70 per share. Such approval will be sought at a meeting of shareholders to be held within 120 days of the date on which the Inducement Warrants are issued. The exercise price and number of Inducement Warrant Shares issuable upon exercise of the Inducement Warrants are subject to customary adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the common stock and the exercise price. The Inducement Warrants also provide for a cashless exercise feature if there is no effective registration statement registering the issuance and resale of the Inducement Warrant Shares.

The Company may not affect the exercise of Inducement Warrants, and the applicable Exercising Holder will not be entitled to exercise any portion of any such Inducement Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of common stock beneficially owned by the holder of such Inducement Warrant (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Inducement Warrants.

A.G.P./Alliance Global Partners (“AGP”) acted as the exclusive financial advisor to the Company in connection with the transactions contemplated by the Inducement Letter.

The Inducement Letter and form of Inducement Warrant are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference. The description of the terms of the Inducement Letter and the Inducement Warrants is not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties, and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company expects to issue the Inducement Warrants in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) under the Securities Act as a transaction not involving a public offering. Neither the Inducement Warrants nor the Inducement Warrant Shares have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 16, 2025, as a result of restructuring certain internal reporting lines and responsibilities, Paramita Das, Chief Strategy Officer and Senior Advisor to the Chief Executive Officer, will no longer be an executive officer of the Company or an officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. Ms. Das’s title with the Company will not change.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant

10.1	Inducement Letter, dated March 16, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2025	STARDUST POWER INC.

	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari
	Title:	Chief Executive Officer